Amendment No. 3 to
                               PURCHASE AGREEMENT
                               ------------------
                                       and
                               Amendment No. 1 to
                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------



     THIS AGREEMENT (this "Amendment") is dated as of March 18, 1999, and constitutes: (i) Amendment No. 2 to the Purchase Agreement (the "Purchase Agreement") by and between Medical Dynamics, Inc., a Colorado corporation (the "Company"), and The Tail Wind Fund, Ltd., a British Virgin Islands limited liability company (the "Investor") which Purchase Agreement was made as of the 31st day of July, 1998, as amended by Amendment No. 1 dated October 30, 1998; and (ii) Amendment No. 1 to the Registration Rights Agreement (the "Registration Rights Agreement") between the Company and the Investor which Registration Rights Agreement was made as of the 31st day of July, 1998.

     In  consideration of the mutual promises made herein and for other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows:

1. Amendments to the Purchase Agreement. The Purchase Agreement be and hereby is amended as follows:

     (a)  All  references  in the Purchase  Agreement  or  documents  referenced
          therein  to  the  "Registration   Rights  Agreement"  shall  mean  the
          Registration Rights Agreement as amended hereby.

     (b) Pursuant to Paragraph 7.1 of the Purchase Agreement, the Investor hereby consents to the issuance of one Variable Rate Transaction of up to $800,000 subject to review and approval of the agreements by which such Variable Rate Transaction will be implemented, and provided that to the extent the aggregate purchase price exceeds $750,000, at least one-half of the amount in excess of $750,000 will be spent by the Company for advertising and public relations as an increment over the amount dedicated to that purpose in the Company's fiscal 1998.

2. Registration Rights Agreement. The Registration Rights Agreement be and hereby is amended as follows:

     (a) Paragraph 2(c) of the Registration Rights Agreement to provide that the liquidated damages penalty provided therein is waived through March 18, 1999, provided further that the Company will have nine months to pay any liquidated damages penalty to the Investor.

Amendment - Medical Dynamics, Inc. and The Tail Wind Fund, Ltd.           Page 1

3. Convertible Debentures. The convertible debentures dated July 31, 1999 (CD98-001 through CD98-011) and dated November 18, 1998 (CD98-012 through CD98-015) (each a "Debenture") be and hereby are amended as follows which amendment is in addition to Amendment No. 1 to the Convertible Debenture dated July 31, 1999:

     (a) The first sentence of Paragraph 2(f) be and hereby is amended to read as follows:

          "The Conversion Price per share ( "Conversion Price") at which shares of Common Stock shall be issuable upon conversion of this Debenture shall be equal to 85% of the Market Price on the business day immediately preceding the Conversion Date; provided, however, that the Conversion Price shall not exceed the Ceiling Price (defined below)."

     (b) The last clause of Paragraph 2(f) which provided for a minimum Ceiling Price ("but in no event shall the Ceiling Price be adjusted to an amount less than $2.25") be and hereby is deleted. As a result of such amendment, Paragraph 2(f) of the Debenture concludes as follows:

          ". . .; provided, however, that the Ceiling Price shall be adjusted effective upon the second anniversary of the Purchase Agreement to 105% of the Market Price on such date, if such adjustment would result in a lower price."

4. Surrender of 1997 Common Stock Purchase Warrants. The Investor hereby surrenders for cancellation common stock purchase warrants it holds for the purchase of 84,615 shares of the Company's common stock dated October 31, 1997, and the Company hereby cancels said warrants. The Investor will deliver the original warrant agreement to the Company.

5. Reimbursement of Expenses. Upon the completion of the Variable Rate Transaction described in Paragraph 1(b), above, the Company will pay the Investor $20,000 to reimburse the Investor for expenses it has incurred.

6. This Amendment to the Purchase Agreement and the Registration Rights Agreement constitutes a part of and a modification to the Purchase Agreement, the Registration Rights Agreement, Warrant Agreements, and the Debentures as set forth herein, and references herein to the Purchase Agreement, the Registration Rights Agreement, Warrant Agreement, and the Debentures shall mean the Purchase Agreement, the Registration Rights
     Agreement, Warrant Agreements, and the Debentures as modified hereby. Except as modified hereby, the Purchase Agreement, the Registration Rights Agreement, the Warrant Agreements, and the Debentures shall remain in ful force and effect in accordance with its stated provisions.

7. This Amendment may be signed in counterparts, each of which shall constitute an original and which together shall constitute one and the same agreement. Either party hereby may confirm legal delivery of the signed counterparts by facsimile delivery of a copy of this Amendment to the other party.

Amendment - Medical Dynamics, Inc. and The Tail Wind Fund, Ltd.           Page 2

8. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

     IN WITNESS WHEREOF, the Company and the Investor have made this Amendment as of the date first above written.

MEDICAL DYNAMICS, INC.                      THE TAIL WIND FUND, LTD.


By:____________________________             By: ________________________________
   Van A. Horsley, President                    Name:
                                                Title:




Amendment - Medical Dynamics, Inc. and The Tail Wind Fund, Ltd.           Page 3

                               PURCHASE AGREEMENT
                               ------------------



     THIS PURCHASE AGREEMENT (the "Agreement"), dated as of March 17, 1999, is entered into by and between RESONANCE LIMITED, a British Virgin Island Company (the "Purchaser") and MEDICAL DYNAMICS, INC., a Colorado corporation (the "Company").


     The parties hereto agree as follows:


          1. Purchase and Sale. Upon the basis of the representations and warranties, and subject to the terms and conditions set forth in this Agreement, the Company covenants and agrees to sell to the Purchaser for $800,000 (the "Purchase Price"):

               (a) Such number of shares of the Company's Common Stock, par value $.001 per share (the "Shares" and such Shares deliverable to Purchaser under this Section 1(a) being referred to as the "Purchased Shares")which, when valued at 82% of their Market Price, as hereinafter defined, as of the date of this Agreement (the "Effective Date") most nearly equals $800,000.

               (b) On the expiration of two months, four months and six months following the Registration Date (as defined below) additional Shares ("Additional Shares") if the Per Share Market Price (as defined below) times the number of Purchased Shares (the "Market Value of the Purchased Shares") on any such date (each a "Determination Date") is less than the Purchase Price, such full number of Additional Shares the Market Value of which on any applicable Determination Date is most nearly equal in value to one third the amount, if any, by which the Purchase Price exceeds the Market Value of the Purchased Shares on such Determination Date. By way of example, if the Market Price on the Effective Date were $2.00 and $1.10 on the First Determination Date two months following the Registration Date the number of Additional Shares deliverable on the First Determination Date would be determined as follows:

     (1)  Number of Purchased Shares          $800,000 / ($2.00 x .82) = 487,805

     (2)  Value of Purchased Shares on First
          Determination Date                  $487,805 x $1.10 = $536,585

     (3)  Difference in value of Purchased
          Shares                              $800,000 - $536,585 = $263,413

     (4)  Number of Shares represented by
          Difference in Value                  263,413 / $1.10 = 239,467

     (5)  Additional Shares issuable on
          First Determination Date             239,467 / 3 = 79,822 Shares


Anything herein to the contrary notwithstanding, the Company will not be obligated to issue any Additional Shares to the extent the total number of Purchased Shares and Shares otherwise issuable under this Paragraph 1(b) would exceed 2,060,033 shares (20% of the total number of Shares outstanding as of the Effective Date).

               (c) At the expiration of six months from the Registration Date, such number of warrants in the form annexed hereto as Exhibit A (the "Warrants") as are equal to the lesser of the number of Purchased Shares issuable pursuant to Paragraph 1(a) and the amount by which 2,060,333 exceeds the number of shares issuable under Paragraphs 1(a) and 1(b).

               For purposes herein, (i) the Per Share Market Price shall mean the average closing bid price of a Share for the 20 trading days immediately preceding the date on which the Per Share Market Price is to be determined and
(ii) the Registration Date shall be the date on which the Registration Statement on Form S-3 or any successor form filed pursuant to the Registration Rights Agreement referred to in Section 7(b) herein becomes effective.

          2. Closing. The closing of the purchase and sale of the Purchased Shares pursuant to Section 1 hereof shall take place on March 19, 1999 by the transfer of the Purchase Price by wire transfer in exchange for certificates for the Purchased Shares which shall be held in escrow pending the Closing by counsel for the Purchaser. The Additional Shares, if any, shall be issued and delivered to Purchaser promptly after each Determination Date as provided in
Section 1(b) above and the Warrants shall be issued and delivered on the expiration of nine months from the Effective Date.

          3. Representations, Warranties and Covenants of the Purchaser. The Purchaser understands, and represents and warrants to, and agrees with, the Company, that:

               (a) The Purchased Shares, Additional Shares, Warrants and Shares issuable on exercise of the Warrants (the "Warrant Shares") have not been and, unless registered under the Securities Act of 1933, as amended (the "Securities Act"), in accordance with the Registration Rights Agreement (as defined in

Section 7(b)), will not be registered under the Securities Act, or any other applicable securities law, and, accordingly, may not be offered, sold, transferred, pledged, hypothecated or otherwise disposed of ("Transferred") unless registered under the Securities Act or Transferred in a transaction exempt from registration under the Securities Act and any other applicable securities law.

               (b) The Purchaser is an "accredited investor" within the meaning of Rule 215(a) under the Securities Act (an "Accredited Investor"). The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares. The Purchaser is aware that it may be required to bear the economic risk of an investment in the Shares for an indefinite period, and it is able to bear such risk for an indefinite period.

               (c) The Purchaser is acquiring or will acquire the Shares issued or issuable to it hereunder or upon exercise of the Warrants (collectively the "Registrable Shares") for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof.

               (d) The Company has furnished or made available to the Purchaser a full and complete set of its most recent definitive proxy statement in connection with its annual meeting of stockholders and its Annual Report on Form 10-KSB for its most recently completed fiscal year, its Form 10-QSB's for its first fiscal quarter since the end of its most recently completed fiscal year and any Form 8-K's and Registration Statements filed during its current fiscal year, which the Company has filed pursuant to the Securities Exchange Act of 1934, as amended (collectively, the "SEC Documents").

               (e) The Purchaser's investment decision is based solely on the SEC Documents and its own inquiry, including (to the extent the Purchaser determines appropriate and without limitation), Purchaser's discussion with its attorneys, accountants, investment, financial, and tax advisors. The Purchaser was not presented the investment opportunity described in this Agreement through any form of public advertising or general solicitation. The Purchaser will notify the Company immediately if it becomes aware of any information which would lead it to believe that information on which it relied in making its investment decision is inaccurate or incomplete in any material respect.

          4. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Purchaser that:

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado and is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the Company and its subsidiaries taken as a whole. The Company has registered its Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Common Stock is listed and trades on the Nasdaq Small Cap Market. The Company has filed all materials required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the Exchange

Act for at least twelve (12) months immediately preceding the offer or sale of the Purchased Shares, and has received no notice, either oral or written, with respect to the continued eligibility for such listing. The Company has timely made all filings required under the Exchange Act during the twelve month period preceding the date hereof and is eligible to use Form S-3 to register Shares for sale by the Purchaser.

               (b) This Agreement, the Registration Rights Agreement (as referred to in Section 6(b)) and the Warrants have been duly authorized, by all necessary corporate action including if necessary approval by shareholders, executed and delivered by the Company and constitute valid and binding agreements, enforceable in accordance with their respective terms, and the Company has full corporate power and authority necessary to enter into such agreements and to perform its obligations thereunder.

               (c) No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company or any of its affiliates is required for execution of this Agreement, the Registration Rights Agreement and the performance of its obligations under such agreements, including, without limitation, the issuance and sale of the Purchased Shares and Additional Shares.

               (d) Neither the sale of the Shares pursuant to this Agreement, nor the performance of its obligations under this Agreement, or the Registration Rights Agreement by the Company will:

                    (i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles of incorporation or by-laws of the Company, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company,
(C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company is a party, by which the Company is bound, or to which any of the properties of the Company is subject, (D) the terms of any "lockup" or similar provision of any underwriting or similar agreement to which the Company is a party, or (E) any NASD Rule applicable to the Company and the continued listing of its Shares; or

                    (ii) result in the creation or imposition of any lien, claim or other encumbrance upon any of the assets of the Company.

               (e) The Registrable Shares, when issued and delivered as herein provided (i) will be free and clear of any security interests, liens, claims or other encumbrances, (ii) will be duly and validly authorized and issued, (iii) will be fully paid and nonassessable, (iv) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company, and (v) will not subject the holders thereof to personal liability by reason of being such holders.

               (f) Except as set forth in the SEC Documents, there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its affiliates that would materially affect the results of operations of the Company or the execution by the Company of, or the performance by the Company of its obligations under, this Agreement or the Registration Rights Agreement.

               (g) The Company, any person representing the Company, and, to the best knowledge of the Company, any other person selling or offering to sell the Shares in connection with the transaction contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the Shares which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

               (h) Except as disclosed to the Purchaser or any of its affiliates in writing and except as noted by the NASD that the characteristics of Future Price Securities often exert downward pressure on the bid price of the issuer's common stock, the Company is not in possession of any material non-public information that, if publicly disclosed, would, or could reasonably be expected to, have an effect on the price of the shares, which is listed for trading on the National Association of Securities Dealers Automated Quotations Small Capitalization system ("NASDAQ").

               (i) Assuming the accuracy of, and compliance with, the representations, warranties and covenants of the Purchaser in this Agreement, the sale of the Shares pursuant to this Agreement has been made in accordance with the provisions and requirements of Section 4(2) under the Securities Act ("Section 4(2)") and any applicable state law.

               (j) Neither the Company, any affiliate of the Company, nor any person acting on behalf of the Company or any such affiliate has engaged, or will engage, in any general solicitation or general advertising with respect to the Purchased Shares.

               (k) The Company undertakes and agrees to make all necessary filings in connection with its sale of the Registrable Shares as required by the United States laws and NASD regulations for listing on NASDAQ.

               (l) Except as set forth in the SEC Documents, since September 30, 1998, there has been no material adverse development in the assets, liabilities, business properties, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole, except as disclosed in the filings in the SEC Documents.

               (m) Neither the filing of the 10-KSB for 1998 nor any of the filings of the Company with the SEC since then contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has since January 1, 1997 timely filed all requisite forms, reports and exhibits thereto with the SEC.

               (n) Except as set forth in the SEC Documents, there is no known fact to the Company or any subsidiary (other than general economic conditions generally known to the public) that has not been disclosed in writing to the Purchaser that (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or in the earnings, business affairs, business prospects, properties or assets of the Company or any subsidiary, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company or any subsidiary to perform its obligations pursuant to this Agreement.

          5. Covenants of the Company. The Company covenants and agrees with the
Purchaser:

               (a) to comply with all requirements of Section 4(2) with respect to the sale of the Purchased Shares;

               (b) to notify the  Purchaser  promptly  if at any time during the period  beginning on the date of this  Agreement  and ending on the Closing Date
(i) any event shall have occurred as a result of which any oral communication made by the Company, any person representing the Company, or, to the best knowledge of the Company, by any other person in connection with the transactions contemplated by this Agreement would include an untrue statement of a material fact or omit to state an material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) there is any public disclosure of material information regarding the Company or its financial condition or results of operation;

               (c) to cause the Purchased Shares, the Additional Shares, the Warrants and the Warrant Shares to be, upon delivery, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges, security interests or other encumbrances;

               (d) to have at all times authorized and reserved for issuance, free from preemptive rights, a sufficient number of Shares to cover the Additional Shares and the Shares issuable upon exercise of the Warrants;

               (e) to comply with all relevant requirements and procedures of the NASD in connection with the issuance and listing of the Registrable Securities on NASDAQ.

          6. Conditions Precedent to the Purchaser's Obligations. The obligations of the Purchaser hereunder are subject to the performance by the Company of its obligations hereunder and to the satisfaction of the following additional conditions precedent:

               (a) The representations and warranties made by the Company in this Agreement shall, unless waived by the Purchaser, be true and correct in all material respects as of the date hereof and at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

               (b) The  Company  and the  Purchaser  shall have  entered  into a
Registration   Rights  Agreement  (the   "Registration   Rights  Agreement")  in
substantially the form annexed hereto as Exhibit B.

               (c) The Company will provide an opinion of counsel in form and substance agreed to by Purchaser.

               (d) None of the following shall have occurred: (i) any general suspension of trading in, or limitation on prices listed for, the Common Stock on the NASDAQ, (ii) a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States, (iii) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (iv) in the case of the foregoing existing at the date of thi Agreement, a material acceleration or worsening thereof, (v) any limitation by the federal or state authorities on the extension of credit by lending institutions that materially and adversely affects the Purchaser.

          7. Conditions Precedent to the Company's Obligations. The obligations of the Company hereunder are subject to the performance by the Purchaser of its obligations hereunder and to the satisfaction of the condition precedent that the representations and warranties made by the Purchaser in this Agreement shall, unless waived by the Company, be true and correct in all material respects as of the date hereof and at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

          8.  Legend.   Each   certificate   evidencing  the  Shares,   and  any
certificates issued upon transfer or exchange of such Shares shall be stamped or imprinted with a legend substantially as follows:


     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE; AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, THE REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

          9. Fees and Expenses. The Company shall at the Closing pay the fees and expenses of Purchaser's counsel. In addition, the Company will at the Closing pay Ayeh Trading Inc. $20,000 to cover its due diligence investigation of the Company on behalf of the Purchaser provided that the Closing occurs on or before February 28, 1999 or would have occurred on or prior to that date but for the Company's inability to close as of such date.

          10. Survival of the Representations, Warranties, etc. The respective agreements, representations, warranties, indemnities and other statements made by or on behalf of the Company and the Purchaser, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of any payment for the Purchased Shares.

          11. Notices. All notices, requests and other communications hereunder must be in writing and delivered to the parties at the following addresses or facsimile numbers:

         If to the Purchaser, to:   Resonance Limited
                                    Burleigh Manor
                                    Peel Road
                                    British Isles
                                    Isle of Man

         With a copy to:            Morse, Zelnick, Rose & Lander, LLP
                                    450 Park Avenue
                                    New York, New York 10022
                                    Attention:  Howard L. Weinreich
         Telecopy:                  (212) 838-9190

         If to the Company, to:     Medical Dynamics, Inc.
                                    99 Inverness Drive East
                                    Englewood, Colorado 80112
                                    Attention:  President
         Telecopy:                  (303) 799-1378

         With a copy to:            Norton Lidstone, LLC
                                    5445 DTC Parkway, Suite 850
                                    Englewood, Colorado 80111
                                    Attention:  Herrick K. Lidstone, Jr., Esq.
         Telecopy:                  (303) 221-5553

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

          12. Miscellaneous.

               (a) This Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

               (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and permitted assigns.

               (c) This agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado (without giving effect to conflicts of laws principles). Subject to applicable law, the Company agrees that final judgment against it in any legal action or proceeding arising out of or relating to this Agreement or the Registration Rights Agreement shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which judgment shall be conclusive evidence thereof and the amount of its indebtedness, or by such other means provided by law.

               (d) The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

               (e) The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

               (f) This Agreement, including the schedules and exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof.

          13. Time of Essence. Time shall be of the essence in this Agreement.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer(s) of each party hereto as of the date first above written.

                                            RESONANCE LIMITED


                                            By:  _________________________


                                            MEDICAL DYNAMICS, INC.


                                            By:  _________________________